EXHIBIT 10.2

FIRST AMENDMENT TO THE HILLMAN COMPANIES INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

     THIS FIRST AMENDMENT, made and executed this 30 day of March, 2004, by The Hillman Companies, Inc. (the “Company”).

W I T N E S S E T H:

     WHEREAS, the Company maintains a nonqualified deferred compensation plan known as The Hillman Companies Inc. Nonqualified Deferred Compensation Plan, as amended and restated effective as of January 1, 2003 (the “Plan”); and

     WHEREAS, Section 9.1 of the Plan allows the Company to amend the Plan; and

     WHEREAS, pursuant to Section 9.1 of the Plan, the Company desires to amend the Plan in order to modify the rights of a retired or terminated participant of the Plan with respect to receipt of benefits from the Plan;

     NOW THEREFORE, the Plan is amended effective March 30, 2004 as follows:

     1. Section 5.1 shall be amended such that the first paragraph is deleted in its entirety and replaced with the following:

     “On his or her Participant and Enrollment Election Form, a Participant may select a fixed payment date for the payment of his or her Account, which will be valued and payable according to the provisions of Article 6. Such payment dates may be amended so long as such amendments are made by the Participant no less than twelve (12) months prior to the date on which the distribution is to be made or commence.”

     2. Section 6.4 shall be added to the Plan effective March 30, 2004 to read as follows :

     “6.4 CHANGE OF CONTROL PAYMENTS. The provisions of Article 5 and this Article 6 notwithstanding, in the event of a Change of Control, all Accounts held by Participants who terminated employment with the Company prior to or in connection with a Change of Control shall be paid out in a lump sum as soon as administratively practicable regardless of any prior elections made by the Participant as to the payment of his Account.”

     3. In all other respects the Plan shall remain unchanged.

     IN WITNESS WHEREOF and as evidence of the adoption of this FIRST AMENDMENT, the Company has caused the same to be executed as of the day and year first above written.

WITNESSES:	THE HILLMAN COMPANIES INC.